Exhibit 99.1
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President Investor Relations
(314)810-3115
investor.relations@express-scripts.com
Express Scripts Announces Pricing of Senior Notes
ST. LOUIS, April 27, 2011—Express Scripts, Inc. (Nasdaq: ESRX) announced that it has successfully priced its $1.5 billion underwritten public offering of 3.125% senior notes due 2016 to yield 3.212%, which was consistent with the expectations discussed in Monday’s earnings release. The offering was made pursuant to the Company’s registration statement and prospectus filed with the Securities and Exchange Commission (“SEC”). The Company will pay interest on the notes semi-annually on May 15 and November 15 of each year, beginning on November 15, 2011. The notes will be jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s current and future wholly owned domestic subsidiaries.
The Company indicated that it intends to use the net proceeds from the debt offering to repurchase its common stock under the existing share repurchase program, and for other general corporate purposes.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., RBS Securities Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC will act as joint book-running managers of the debt offering.
The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and applicable prospectus supplement and other documents the Company has filed or will file with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus relating to the offering if you request it by calling Credit Suisse Securities (USA) LLC at 1-800-221-1037, Citigroup Global Markets Inc. at 1-877-858-5407 or RBS Securities Inc. at 1-617-423-7062.

About Express Scripts
Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through Consumerology®, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at http://www.express-scripts.com/ and http://www.consumerology.com/.
SAFE HARBOR STATEMENT
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual events may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K filed with the SEC on February 16, 2011 and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q filed with the SEC on April 25, 2011. A copy of these forms can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com.
The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.